SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALLIANCE BANCORP OF NEW ENGLAND, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

ALLIANCE BANCORP OF NEW ENGLAND, INC.
348 Hartford Turnpike, Vernon, CT 06066
(860) 875-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 27, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the “Annual Meeting”) of Alliance Bancorp of New England, Inc. (the “Company” or “Alliance”), the holding company for Tolland Bank (the “Bank”) will be held on Wednesday, March 27, 2002, at 10:00 a.m., at The Colony, 53 Hartford Turnpike (Route 83 ), Vernon, Connecticut 06066 for the following purposes:

1.	To elect four (4) directors of the Company for three-year terms.

2.	To approve an adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to establish a quorum.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Company’s bylaws, the Board of Directors of the Company has fixed the close of business on February 4, 2002, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

February 27, 2002	By Order of the Board of Directors /s/ Cynthia S. Harris Cynthia S. Harris Secretary

ALLIANCE BANCORP OF NEW ENGLAND, INC.
348 HARTFORD TURNPIKE
VERNON, CT 06066
(860) 875-2500

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Bancorp of New England, Inc. (the “Company” or “Alliance”) the holding company for Tolland Bank (the “Bank”) to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) which will be held at The Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut on Wednesday, March 27, 2002 at 10:00 a.m. and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about February 27, 2002.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     The Annual Meeting has been called for the following purposes: (1) to elect four (4) directors of the Company for three-year terms; (2) to approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to establish a quorum; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

SOLICITATION OF PROXIES

     All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock.

REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by (i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder’s instructions on the proxy or, if no instructions are given, in favor of the Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES

     Only shareholders of record as of the close of business on February 4, 2002, are entitled to vote at the Annual Meeting. As of December 31, 2001 the Company had 2,339,297 shares of common stock issued and outstanding. The Company had no other class of securities outstanding at this time. Each share of common stock, par value $0.01 per share, (the “Common Stock”) is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company’s Inspector of Elections, Registrar and Transfer Company. Abstentions are counted for purposes of establishing a quorum. Broker non-votes are not counted for the purposes of establishing a quorum. Pursuant to the Company’s Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of directors.

     As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum.

VOTING PROCEDURES

     All proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy, except that directors can be elected by a plurality of shareholders. An abstention with respect to a Proposal by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against that Proposal. Broker non-votes, however, are not counted as presented and entitled to vote on the proposals, and have no effect on such vote.

     Executed but unmarked proxies will be voted FOR all proposals.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

     Enclosed with this Proxy Statement is the Company’s Annual Report to Shareholders which includes its Form 10-K annual report filed with the Securities and Exchange Commission for its fiscal year ended December 31, 2001 (the “Annual Report”). The Annual Report is not part of these proxy soliciting materials.

PRINCIPAL BENEFICIAL OWNERS COMMON STOCK

     The table on the following page sets forth information as of December 31, 2001, with respect to principal beneficial ownership of Common Stock by any person (including any “group”as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock and with respect to ownership of Common Stock by all directors and officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class

Towle & Company	130,232	(2)	5.56%
12855 Flushing Meadow Drive
St. Louis, MO 63131
All directors and executive officers	390,393	(3)	15.15%
as a group (13 persons)
(1)	Based on information provided by the respective beneficial owners and on filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934.
(2)	Based on 2,339,297 shares of common stock issued and outstanding as of December 31, 2001.
(3)	Includes currently exercisable options granted to directors and executive officers to purchase an aggregate of 237,347 shares. The figures are based on beneficial ownership information provided by the directors and officers.

PROPOSAL I – ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the number of directors shall be as stated in the Company’s Bylaws but shall not be fewer than five nor more than 15. The Certificate of Incorporation further provides that the number of directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of directors at 11, divided into three classes. The members of each class are elected for a term of three years. One class is elected annually.

     Four directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors acts as a nominating committee for the Company pursuant to the Bylaws of the Company and has nominated the following four current Board members for re-election as directors: D. Anthony Guglielmo, Douglas J. Moser, Matthew L. Reiser, Joseph H. Rossi. There are no arrangements known to Management between the persons named and any other person pursuant to which such nominees were selected.

     The Board of Directors will not consider nominees recommended by shareholders. Shareholder nominations must be made directly by the shareholder in accordance with the requirements and procedures provided in the Bylaws. Those procedures require shareholders to make nominations in writing and deliver them to the Secretary of the Company not less than 90 days prior to the date of the Annual Meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

     The persons named on the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why any nominee might be unavailable to serve. The table on the following pages sets forth certain information with respect to each nominee and each director continuing in office. The figures are based on beneficial ownership information provided by the directors by questionnaire.

NOMINEES FOR DIRECTORS (TERMS TO EXPIRE IN 2005)

				Amount of Common Stock Beneficially Owned(1)
		Age	Director Since(14)	Amount		Percent
Photo Douglas J. Moser	Douglas J. Moser Mr. Moser is a partner in the architectural firm of Moser Pilon & Nelson, which he established in 1980.	57	1991	27,093	(2)(5)	1.15

Photo D. Anthony Guglielmo	D. Anthony Guglielmo Mr. Guglielmo, Chairman of the Board, is currently President and owner of Penny-Hanley and Howley Co., Inc., an insurance agency where he has served since 1968. Mr. Guglielmo currently serves as a Connecticut State Senator.	61	1985	63,974	(4)(10)	2.73

Photo Joseph H. Rossi	Joseph H. Rossi Mr. Rossi serves as President and Chief Executive Officer.	51	1995	113,040	(6)(8)	4.65

Photo Matthew L. Reiser	Matthew L. Reiser Mr. Reiser is a self-employed private investor. Formerly he was Vice President, American Management Systems (AMS), an international business and information technologies consulting firm until 2000.	55	2000	6,000	(12)	*

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2003)

Photo Reginald U. Martin	Reginald U. Martin, CLU, CPCU, ARM Mr. Martin is the managing partner of Insurance Planning Associates, an employee benefits sales and consulting practice in Tolland.	59	1999	6,700	(11)	*

Photo Patricia A. Noblet	Patricia A. Noblet, C.R.S. Ms. Noblet is a Certified Residential Specialist with Sentry Real Estate Services in Vernon.	57	1999	6,700	(11)	*

Photo Rodney C Dimock	Rodney C. Dimock ** Mr. Dimock is the Principal of Arrow Capital, a private investment and consulting firm. He previously served as President of Aetna Realty Investors, Inc, and Cornerstone Properties Inc.	55	2001	2,175		*

Photo Joseph P. Capossela	Joseph P. Capossela, Esq. Mr. Capossela is a partner in the Vernon law firm of Kahan, Kerensky & Capossela, LLP.	57	1999	5,900	(13)	*

(Footnotes on following page) 4

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2004)***

				Amount of Common Stock Beneficially Owned(1)
		Age	Director Since(14)	Amount		Percent
Photo Robert C. Boardman	Robert C. Boardman Mr. Boardman is President of the Capital Area Health Consortium. Prior to this he served as Executive Director of Rockville General Hospital from 1974 through 1987.	69	1980	19,595	(3)(7)	*

Photo Kenneth R. Peterson	Kenneth R. Peterson Mr. Peterson, Vice Chairman of the Board, is a partner in Gardner and Peterson Associates, a land surveying and civil engineering firm where he has practiced since 1968.	56	1982	30,606	(3)(9)	1.30

(1)	Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.
(2)	Includes currently exercisable options to purchase 15,998 shares.
(3)	Includes currently exercisable options to purchase 9,998 shares.
(4)	Includes currently exercisable options to purchase 7,999 shares.
(5)	Shared voting and investment power on all shares held.
(6)	Includes currently exercisable options to purchase 91,285 shares.
(7)	Includes shared voting and sole investment on 999 shares held by his wife.
(8)	Includes shared voting and sole investment power on 21,455 shares held jointly with wife and 300 shares held jointly with minor children.
(9)	Includes 12,999 shares with shared voting and investment power. Mr. Peterson disclaims ownership to shares held by adult sons.
(10)	Includes 26,631 shares held by his wife and 4,347 shares held by his mother.
(11)	Includes currently exercisable options to purchase 6,600 shares.
(12)	Includes currently exercisable options to purchase 5,000 shares.
(13)	Includes currently exercisable options to purchase 5,800 shares.
(14)	Includes service on the Board of Directors of the Bank.
*	Less Than One Percent
**	Appointed by the Board of Directors, in accordance with the Certificate of Incorporation, to begin service in April 2001 to complete the unexpired term of a director who resigned. Mr. Dimock previously served as a director from 1980 to 1996.
***	Director William E. Dowty, Jr., retired from the Board of Directors on February 22, 2002. Under the Company’s bylaws, the vacancy for the unexpired term of Mr. Dowty will be filled by the Board of Directors in 2002. The director appointed will serve until 2004 when Mr. Dowty’s term expires.

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EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

		Amount of Common Stock Beneficially Owned(1)
	Age	Amount		Percent
Patrick J. Logiudice Mr. Logiudice serves as Executive Vice President.	55	42,436	(2)	1.787

David H. Gonci Mr. Gonci serves as Senior Vice President/CFO/Treasurer.	49	47,399	(3)	1.999

Cynthia S. Harris Mrs. Harris serves as Secretary.	54	18,775	(4)	*

(1)	Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.
(2)	Includes currently exercisable options to purchase 35,648 shares and 249 shares with shared voting and investment power.
(3)	Includes currently exercisable options to purchase 31,698 shares, and 11,818 shares with shared voting and investment power.
(4)	Includes currently exercisable options to purchase 10,723 shares, and 8,052 shares with shared voting and investment power.
*	Less Than One Percent

Board Meetings and Committees

     The business of the Company’s and the Bank’s Boards of Directors is conducted through meetings and activities of the Boards and their committees. The Board of Directors of the Bank consists of those persons who serve as directors of the Company. Additionally, members of the Company’s committees serve on the identical committees of the Bank. Each current director attended at least 91% of the Tolland Bank and Alliance Board and committee meetings during the period he or she was a director and a committee member, with the exception of Mr. Summers, who attended 30% of the meetings before his resignation from the Board April 24, 2001. Certain of the standing committees of the Board are discussed below.

Personnel Committee Interlocks and Insider Participation.

     The Personnel Committee (the “Committee”) currently consists of Directors Robert C. Boardman, Chairman, D. Anthony Guglielmo, and Reginald U. Martin.

     Report of the Personnel Committee. The Committee reviews and recommends to the Board of Directors compensation levels for executive officers and evaluates the performance of the Chief Executive Officer. All members of the Committee are outside directors of the Company.

     The Company’s compensation policy is to ensure that an appropriate relationship exists between executive pay and performance, while at the same time motivating and retaining key officers. To achieve this goal, the Company’s compensation policy integrates base salary with annual bonuses, as well as awards of stock options.

     Joseph H. Rossi’s salary was $175,254 for fiscal 2001. Mr. Rossi’s present salary is $210,000. Mr. Rossi’s salary is based on many factors, including the Company’s Return on Assets, the Company’s Return on Equity, growth, and earnings per share.

     In addition to reviewing this information in determining Mr. Rossi’s compensation, the Committee reviewed the Bank’s prior year’s financial performance and prevailing market rates of compensation for Mr. Rossi’s position.

Robert C. Boardman, Chairman	D. Anthony Guglielmo	Reginald U. Martin

PERFORMANCE GRAPH

The following graph shows a five year comparison of cumulative total return on the Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends and reflecting stock splits which occurred during the period, with the cumulative total return of companies in the American Stock Exchange (“AMEX”) and the AMEX “Stocks –Savings Institutions”index for the period January 1, 1997, through December 31, 2001. The price of the Common Stock, as reflected in the graph, is not necessarily indicative of possible future performance of the Common Stock.

	Period Ending
Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Alliance Bancorp of NE, Inc.	100.00	185.76	200.94	155.15	162.86	233.51
AMEX Stocks (U.S. Companies)	100.00	125.32	134.49	176.81	165.72	150.81
AMEX Stocks (Savings Institutions)	100.00	169.28	119.16	115.83	133.87	172.98

Report of the Audit Committee

     The Audit Committee met 6 times during the fiscal year ended December 31, 2001. Only outside, non-employee directors serve on the committee. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s responsibilities are to:

•	oversee the external audit of management’s annual financial statements;
•	oversee the internal audit function and the system of internal controls;
•	oversee management of insurance; and
•	oversee regulatory reporting.

     The Audit Committee is composed solely of independent directors in accordance with the amended issuer rules of the American Stock Exchange. The Audit Committee recommended, and the Board of Directors has adopted, a written Audit Committee Charter which was provided to shareholders as an attachment to the proxy statement for the 2001 annual meeting. In addition, the Audit Committee has taken the following actions:

•	Reviewed and discussed the Company’s audited financial statements for the 2001 fiscal year with management of the Company.
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•	Discussed with the Company’s independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61.
•	Discussed and received written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”).

     Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 to be filed with the SEC.

Auditor Fees, Other Fees and Auditor Independence

     For the year ended December 31, 2001, the Company paid its independent auditors, KPMG LLP, approximately $100,400 for audit services and $36,000 for tax-related services. The Audit Committee has concluded that the non-audit services provided did not adversely impact the independence of KPMG LLP.

Reginald U. Martin, Chairman Robert C. Boardman Joseph P. Capossela Anthony D. Guglielmo Patricia A. Noblet Matthew L. Reiser

     The Board of Directors and Audit Committee have historically engaged the Company’s independent auditors in the second quarter of each year and will do so this year as well. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Tolland Bank Ad Hoc Real Estate Committee assists management with decisions regarding Bank-owned real estate and office locations. This committee, which met 6 times during 2001, presently consists of Messrs. Moser (Chairman), Peterson, Rossi, Dimock and Ms. Noblet.

     The Investment Committee establishes and reviews the investment policy and monitors the investment portfolio. The committee met 4 times during 2001 and presently consists of Messrs. Rossi (Chairman), Boardman, Dimock, Martin, Moser and Reiser.

Directors’ Fees

     Directors receive a retainer fee of $8,000 per year and a fee for each meeting attended. Members of the Board receive $600 and members of committees receive $500 per meeting attended, while the chairman of the Board receives $700, each committee chairman receives $600, the vice chairman of the Board receives $650, and each committee vice chairman receives $550 per meeting attended. It is the policy of the Company not to pay directors’fees to executive officers of the Company who also serve as directors.

Executive Officers of the Registrant

     All executive officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.
     Joseph H. Rossi (age 51) joined Tolland Bank as Senior Vice President/Treasurer/Chief Financial Officer in 1993. He was elected President/CEO of Tolland Bank in 1996 and President of Alliance in 1997.
     Patrick J. Logiudice (age 55) joined Tolland Bank in 1991 as Senior Vice President/Chief Lending Officer, and was elected Executive Vice President of Alliance in 1997 and Executive Vice President of Tolland Bank in 1998.
     David H. Gonci (age 49) joined Tolland Bank in 1990 as Vice President/Controller. He was elected Vice President/Chief Financial Officer/Treasurer of Tolland Bank in 1996 and of Alliance in 1997. Mr. Gonci was elected Senior Vice President of Tolland Bank and Alliance in 1998.
     Cynthia S. Harris (age 54) joined Tolland Bank in 1976. She is Vice President/Human Resources and Secretary of Tolland Bank, having previously served as loan servicing officer. She was elected Secretary of Alliance in 1997.

Executive Compensation

     The following table sets forth the compensation paid to Joseph H. Rossi, Patrick J. Logiudice and David H. Gonci for each of the last three fiscal years. No other executive officer of the Company or the Bank earned a total salary and bonus in excess of $100,000 or served as Chief Executive Officer of the Company or the Bank during the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation	All Other Compensation(1)
Name and Principal Position	Year(2)	Salary	Bonus	Number of Options(3)
Joseph H. Rossi,	2001	$175,254	$ —	—	$62,511
President and	2000	168,513	30,000	—	58,166
CEO	1999	152,500	—	32,000	9,593

Patrick J. Logiudice	2001	116,789	2,000	1,000	2,345
Exec. Vice President	2000	112,297	20,509	—	2,255
	1999	108,704	—	15,000	2,365

David H. Gonci	2001	105,835	2,000	1,000	2,222
Senior Vice President,	2000	101,764	10,176	—	2,137
CFO, Treasurer	1999	97,850	—	14,000	2,055

(1)	Consists of employer 401(k) contributions and other perquisites, and in the case of Mr. Rossi, the 2001 amounts are $51,704, which is the incremental vested value of the SERP benefit, and $4,725, which represents the economic value of the death benefit of the Bank-Owned Life Insurance associated with the SERP.
(2)	The Company’s fiscal year ends December 31.
(3)	The exercise price is equal to the closing price on the date of the grant.

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Bonus Plan

     The Board of Directors has adopted the Tolland Bank Bonus Plan (the “Bonus Plan”) to provide a means for officers and employees of the Bank to be rewarded for outstanding contributions toward corporate objectives. The Bonus Plan has three elements: a short-term bonus, a long-term bonus, and an instant reward bonus. The short-term bonus is a cash bonus, awarded annually, on a discretionary basis, from a bonus pool which is based on the Bank’s average annual return on assets. Long-term bonuses typically consist of awards of stock options pursuant to the 1997 Stock Incentive Plan. Instant rewards are cash awards of $50 to $2,500, payable to employees, for outstanding accomplishments beyond normal job responsibilities. The Bonus Plan is a discretionary plan administered by the Personnel Committee of the Board of Directors and is subject to change from year to year.

Option Grants in Last Fiscal Year

     There were no options granted in fiscal 2001 to Mr. Rossi. Mr. Logiudice and Mr. Gonci each received a grant of 1,000 options.

Stock Option Income Deferral Plan

     In 2001, the Company adopted the Stock Option Income Deferral Plan which permits certain members of management and directors to defer recognition of their taxable income when stock options are exercised. Under the Plan, the number of shares equivalent in value to the income that would have been realized when the options are exercised are transferred to the Plan. Because actual ownership of the underlying stock is deferred, required taxes are paid at a later date, which is the date that the shares are paid under the plan pursuant to the election of the participant at the time of the deferral, subject to additional provisions of the plan, although the Plan provides that the Participant shall elect the time for distribution within the times that the Personnel Committee allows such elections. In 2001, only one member of senior management, Mr. Logiudice, elected to use the Stock Option Income Deferral Plan to defer taxable income.

Aggregate Option Exercises and Year-End Option Values

     The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 2001 by Mr. Rossi, Mr. Logiudice and Mr. Gonci. The table also sets forth the number of shares covered by exercisable and unexercisable options held by Mr. Rossi, Mr. Logiudice and Mr. Gonci on December 31, 2001, and the aggregate gains that would have been realized if the unexercised options had been exercised on December 31, 2001.

	Shares Acquired On Exercise During	Value	Number of Shares Covered by Unexercised Options on 12/31/01		Value of Unexercised In-The-Money Options As Of 12/31/01(1)
Name	Fiscal 2001	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph H. Rossi	0	$ 0	91,285	0	$395,975	$ 0
Patrick J. Logiudice	10,549 (2)	$ 0	35,648	0	$ 89,894	$ 0
David H. Gonci	0	$ 0	31,698	0	$ 81,701	$ 0

(1)	Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the common stock that will be received upon exercise, assuming such exercise occurred on Monday, December 31, 2001, upon which the last sale of the common stock on the AMEX for the year 2001 was $12.00 per share.
(2)	Share ownership deferred. All shares are held in the Stock Option Income Deferral Plan.

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401(k) Plan

     In 1991, the Bank established the Tolland Bank 401(k) Savings Plan (the “401(k) Plan”), a defined contribution contributory profit sharing plan designed to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Each full-time and regular part-time employee with 30 days of service is eligible to participate in this plan.

     Under the 401(k) Plan, a participant may defer a minimum of 2% of his or her before-tax compensation from the Bank (subject to certain limitations) as a contribution under this plan. The Bank will make matching contributions equal to 35% of the first 6% of each participant’s contributions and participants are offered eighteen different investment vehicles for their accounts. Participants are 100% vested at all times in their contributions and the income earned thereon. Participants become 100% vested in the Bank’s matching contributions after four years of service or earlier upon retirement, permanent disability, death or attaining age 65. Benefits under the 401(k) Plan will be paid at retirement, disability, death or other termination of employment with the Bank. Benefits may be paid in a lump sum or in installments, depending on certain factors. The 401(k) Plan also permits participants to make early withdrawals from their accounts (subject to certain limitations) in case of hardship and to borrow against their accounts.

Change in Control Agreement

     The Bank maintains change in control agreements with Mr. Rossi, Mr. Logiudice, Mr. Gonci and others (collectively, the “Agreements”). These Agreements continue in effect through December 31, 2002, and are automatically extended each year for an additional period of one (1) year unless either party elects to the contrary. The Agreements provide, among other things, that after a change in control as defined in the Agreements, if the employee’s employment is terminated without cause, or if the employee terminates his employment with good reason, as defined in the Agreements, the employee will be entitled to $25,000 and the Bank shall continue to pay his/her full salary at a rate of compensation until such payments, including the $25,000 payment, have reached 2.9 times the sum of the employee’s average annual salary and bonuses for the preceding five years. The Bank shall also provide the employee with other benefits equal to those the employee was receiving for two years immediately before his/her termination. Assuming a January 1, 2002, termination date after a change in control, these payments would have equaled $484,003 for Mr. Rossi (plus the cost of benefits), $338,497 for Mr. Logiudice (plus the cost of benefits) and $300,794 for Mr. Gonci (plus the cost of benefits).

Certain Transactions

     The Bank has had, and expects to have in the future, banking transactions with directors, officers and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, which do not involve more than the normal risk of collectibility or present other unfavorable features.

     The aggregate of all extensions of credit to directors, officers and their associates had a high balance of $854,347 in 2001 (representing 4.4% of the Bank’s equity capital at that time), and a balance of $735,751 at December 31, 2001 (representing 3.3% of the Bank’s equity capital at that time) including $302,163 of unused lines of credit.

Pension Plan

     The Bank maintains a defined benefit pension plan (the “Pension Plan”) that is designed to satisfy the requirements for tax qualification set forth in the Internal Revenue Code of 1986, as amended (the “Code”). Under the Pension Plan, the Bank makes annual contributions, which are actuarially determined, for the benefit of eligible employees. Expenses for administering the Pension Plan are paid out of Pension Plan assets and also directly by the Bank. Employee contributions are not required.

     The Pension Plan covers each full-time and regular part-time employee who was hired prior to his or her 60th birthday, who has completed at least one year of service and worked a minimum of 1,000 hours in that year, and who has attained age 21. The Pension Plan contains automatic spousal coverage for all eligible participants.

     The Pension Plan generally provides for monthly benefit payments (in straight line annuity amounts) to the participant as of the date the participant retires. For employees who made contributions, the normal form of benefit payment is a modified cash refund. A Pension Plan participant is eligible to receive an actuarially-reduced early retirement benefit if he or she is within ten years of his or her normal retirement date, has separated from service and has completed at least ten years of service. In most cases, an employee will become a fully-vested participant when he or she completes five years of service. Participants who remain in service past their normal retirement date are eligible for an actuarially-increased retirement benefit based on the amount of their normal retirement benefit. If a participant terminates service after he or she becomes eligible for early retirement, the vested percentage will be 100%. The Pension Plan is integrated with the Social Security System.

     The amount of a participant’s benefit is based on average yearly earnings (including base salary and bonus) during the participant’s highest five consecutive years during his or her last ten years of credited service multiplied by his or her credited service as an active participant in the eligible class (not to exceed 30 years of service).

     The table set forth below illustrates annual pension benefits payable for life at age 65 in 2001 under the Pension Plan provisions for various levels of compensation and years of service.

	YEARS OF CREDITED SERVICE AT AGE 65
FINAL AVERAGE COMPENSATION	10	15	20	30
$15,000.00	$1,800.00	$2,700.00	$3,600.00	$5,400.00
25,000.00	3,000.00	4,500.00	6,000.00	9,000.00
50,000.00	6,800.00	10,200.00	13,500.00	20,300.00
75,000.00	11,300.00	16,900.00	22,500.00	33,800.00
100,000.00	15,800.00	23,700.00	31,500.00	47,300.00
125,000.00	20,300.00	30,400.00	40,500.00	60,800.00
160,000.00	26,600.00	39,900.00	53,100.00	79,700.00

Mr. Rossi, Mr. Logiudice, and Mr. Gonci have 7, 8 and 10 credited years of service, respectively, as of December 31, 2001. 12

Directors’ Deferred Compensation Plan

     The Company implemented a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) during 1997 to permit directors to defer recognition of income on fees that they receive as directors. Under the Deferred Compensation Plan, directors can defer receipt of annual retainer fees and defer federal income taxation on deferred amounts until the year in which benefits are actually received by a participating director. Directors may benefit from the ability to defer taxes to a date when their taxable income is less and tax brackets lower.

     Under the Code, deferred fees are deemed to be liabilities of Alliance, and the directors are deemed to be general creditors. Deferred directors’ fees are held until a director ceases to be a director for any reason. Thus, upon the director’s death, retirement or resignation, such fees shall be paid in the form of stock in a lump sum within 60 days after the participant terminated his services as a director. The Deferred Compensation Plan is administered by the Personnel Committee. The stock liability will be credited on the date such fees are earned and will be based on the price of the Common Stock for such dates. The number of Directors participating in the Deferred Compensation Plan is five.

     The five directors who defer directors fees under the deferred compensation plan are Messers, Boardman, Guglielmo, Moser, Peterson, and Ms. Noblet. The amount of the Company’s common stock held by the Plan on behalf of such directors is 2,560, 2,560, 2,560, 2,560, and 1,946 shares respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 2001, no person who is a director, officer or beneficial owner of 10% of the Company’s Common Stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act.

PROPOSAL II — APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

     In the event that there are not sufficient votes to approve Proposal I at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal II the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. The Board of Directors recommends that shareholders vote their proxies in favor of such adjournment under this Proposal II so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to shareholders other than an announcement of such at the Annual Meeting.

     Approval of adjournment, if necessary, under this Proposal II requires the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL II.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the “Commission”), any shareholder proposal intended for inclusion in Alliance’s proxy statement and form of proxy relating to Alliance’s 2003 Annual Meeting of Shareholders must be received by Alliance by October 31, 2002 pursuant to the proxy solicitation regulation of the Commission. Nothing in this paragraph shall be deemed to require Alliance to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

     The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors /s/ Cynthia S. Harris Cynthia S. Harris Secretary

14

REVOCABLE PROXY ALLIANCE BANCORP OF NEW ENGLAND, INC.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ALLIANCE BANCORP OF NEW ENGLAND, INC. TO BE USED AT THE
ANNUAL MEETING OF STOCKHOLDERS ON MARCH 27, 2002

     The undersigned being a stockholder of Alliance Bancorp of New England, Inc. hereby appoints Kenneth R. Peterson and Robert C. Boardman, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on March 27, 2002, at the Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut 06066, and at any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

Please be sure to sign and date this Proxy in the box below.

Date ________________________________

______________________________________ Stockholder sign above	______________________________________ Co-holder (if any) sign above

1.	Election of four Directors for three year terms each (except as marked to the contrary below):

D. Anthony Guglielmo, Douglas J. Moser, Matthew L. Reiser and Joseph H. Rossi

For [_]	With- hold [_]	For All Except [_]

INSTRUCTION: To withhold authority to vote for any individual nominees, mark “For All Except” and write that nominee’s name in the space provided below.

_______________________, _______________________, _______________________,

2.	Approval of an adjournment of the Annual Meeting if necessary to permit additional solicitation of proxies.

For [_]	Against [_]	Abstain [_]

     In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, upon such other matters as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [_]

     The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

     This proxy will be voted as directed or, if no direction is given, will be voted “FOR” all of the nominees under Proposal 1 and “FOR” the adjournment of the Annual Meeting under Proposal 2. If the proxy is not marked to withhold authority to vote for any nominee, it will be voted FOR all nominees.

Detach above card, sign, date and mail in postage paid envelope provided.

ALLIANCE BANCORP OF NEW ENGLAND, INC.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address below.

     Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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